EXHIBIT 10.50

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
EIGHTH AMENDMENT

Manufacturing and Supply Agreement between W. R Grace & Co. and ChromaDex, Inc.

This Eighth Amendment to the Manufacturing and Supply Agreement (the "Eighth Amendment") is made and effective as of December 14, 2022 (the "Eighth Amendment Effective Date") by and between W. R. Grace & Co.-Conn. ("GRACE") and ChromaDex, Inc. ("ChromaDex").

RECITALS

WHEREAS, GRACE and ChromaDex entered into a certain Manufacturing and Supply Agreement effective January 1, 2016 (the "Agreement"), a First Amendment to the Agreement effective February 27, 2017, a Second Amendment to the Agreement effective January 1, 2018, a Third Amendment to the Agreement effective January 1, 2019, a Fourth Amendment to the Agreement effective April 15 , 2019, a Fifth Amendment to the Agreement effective January 1, 2020, a Sixth Amendment to the Agreement effective September 17, 2020, and a Seventh Amendment to the Agreement effective August 2, 2021 (collectively, the; “Amendments”), whereby GRACE agreed to sell to ChromaDex and ChromaDex agreed to purchase from GRACE a […***…] defined in the specifications contained in Exhibit A of the Quality Agreement between the Parties (the "Product') pursuant to the terms and conditions set forth therein;

WHEREAS, Grace and ChromaDex desire and wish to further amend the Agreement as set forth herein with the understanding that all other provisions of the Agreement and the Amendments shall remain unchanged.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual obligations contained herein, the Parties hereto agree as follows:

I.    Term
Section 3(a) of the Agreement is deleted in its entirety, and replaced with the following:

"(a) Term. The initial term of this Agreement shall commence upon the Effective Date and shall continue until June 30, 2023 (the “Initial Term”). The Parties may elect to renew the Initial Term upon their mutual approval, such approval not to be unreasonably withheld, delayed or conditioned, each such renewal being a "Renewal Term." The Initial Term and any Renewal Terms are collectively the "Term"."
II.    Purchase Obligations
The following language shall be added at the end of the first paragraph of Section 4:

"Notwithstanding any other terms of the Agreement or the Amendments thereto to the contrary, ChromaDex shall purchase […***…] of Product for the period commencing January 1, 2023 through December 31, 2023 (the "Minimum Purchase Obligation"). GRACE shall make commercially reasonable efforts to have the capacity to manufacture (or have manufactured) and supply ChromaDex with […***…] of Product during the period January 1, 2023 through December 31, 2023. For avoidance of doubt, ChromaDex's obligations with respect to its rolling and binding forecasts are not altered by any Minimum Purchase Obligations."

III.    Purchase Price
Notwithstanding any terms of the Agreement or the Amendments thereto to the contrary, the Purchase Price of the Product for the period commencing January 1, 2023 through December 31, 2023 shall be […***…] per […***…] of Product purchased.

IV.    Renewal
ChromaDex and GRACE shall continue to negotiate an Amended and Restated Agreement diligently and without delay commencing upon execution of this Eighth Amendment to replace the Agreement and all Amendments thereto, including this Eighth Amendment.

Except as amended hereby, all of the other terms and conditions of the Agreement and all other Amendments shall remain and continue in full force and effect and apply hereto. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement. This Eighth Amendment shall become effective as of the Eighth Amendment Effective Date.

IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Eighth Amendment to the Manufacturing and Supply Agreement effective as of the Eighth Amendment Effective Date.

ChromaDex, Inc.                 W.R. Grace & Co.

By: /s/Brianna Gerber        By: /s/Sandra L. Wisniewski

Name: Brianna Gerber        Name: Sandra L. Wisniewski

Title: SVP Finance/Interim CFO        Title: President, Materials Technologies

Date: December 19, 2022        Date: December 19, 2022